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                                                                     EXHIBIT 3.1


                           FOURTH AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION
                                       OF
                         NATIONAL INTERSTATE CORPORATION

                       (Effective as of ___________, 2004)

      FIRST: The name of the corporation is National Interstate Corporation (the "Corporation").

      SECOND: The place in the State of Ohio where the principal office is located is the Village of Richfield in Summit County, or such other place as the Board may determine from time to time.

      THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 et seq. of the Ohio Revised Code.

      FOURTH: The authorized number of shares of the Corporation is 60,000,000, consisting of 10,000,000 preferred shares without par value ("Preferred Shares") and 50,000,000 common shares with a par value of $0.01 per share (the "Common Shares").

      When the Certificate of Amendment setting forth these amendments becomes effective under the Ohio General Corporation Law (the "Effective Time"), and without any further action on the part of the Corporation or its shareholders, each issued Class A Common Share with par value of $.01 per share of the Corporation ("Class A Share") shall automatically be redesignated as Common Shares with a par value of $0.01 per share. Each certificate formerly representing Class A Shares shall automatically represent, from and after the Effective Time and without any further action on the part of the Corporation or any holder thereof, one Common Share.

      After the Effective Time, each holder of any certificate or certificates formerly representing Class A Shares, upon surrender of such certificate or certificates to the Corporation or its designated agent, shall receive a certificate or certificates representing the number of Common Shares into which such Class A Shares have been reclassified and converted.

      The Preferred Shares may be issued from time to time in one or more series. To the fullest extent now or hereafter permitted by the Ohio General Corporation Law, the Board of Directors of the Corporation shall have the right, by resolution or resolutions, to adopt amendments to these Articles of Incorporation in respect of any unissued or treasury Preferred Shares and thereby to fix or change: the division of such shares into series; the dividend or distribution rate or rates (which may be adjustable or variable rates); the dates of payment of dividends or distributions; whether dividends are

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cumulative and, if so, the dates from which they are cumulative, the liquidation price; the redemption rights and price; sinking fund requirements; conversion or exchange rights; restrictions on the issuance of shares of any class or series; and any other relative, participating, optional, or other special rights and privileges of, and qualifications or restrictions on, the rights of holders of shares of any class or series. Preferred Shares of any series issued at different times may differ as to the dates of issue and the dates from which dividends thereon shall accumulate. Any of the express terms of the Preferred Shares may, to the fullest extent now or hereafter permitted by the laws of the State of Ohio, be made dependent upon facts and circumstances outside these Amended and Restated Articles of Incorporation or the amendment or amendments providing for the issue of such Preferred Shares adopted by the Board of Directors.

      The Common Shares shall be subject to the express terms of the Preferred Shares and any series thereof. Subject to the class voting rights of the Preferred Shares (if any), the holders of Common Shares shall be entitled to one vote for each share held by them upon all matters presented to the shareholders.

      FIFTH: A Director or officer of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent or otherwise, nor shall any transaction, contract or other act of the Corporation be void or voidable or in any way affected or invalidated by reason of the fact that any Director or officer, or any firm in which such Director or officer is a member, or any corporation of which such Director or officer is a shareholder, Director or officer, is in any way interested in such transaction, contract or other act, provided the fact that such officer, Director, firm or corporation is so interested shall be disclosed or shall be known to the Board of Directors of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such transaction, contract or other act shall be taken; nor shall any such Director or officer be accountable or responsible to the Corporation for or in respect of any such transaction, contract or other act of the Corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder, Director or officer is interested in such transaction, contract or other act; any such Director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize or take action in respect of any such transaction, contract or other act, and may vote thereat to authorize, ratify or approve any such transaction, contract or other act with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder, Director or officer were not interested in such transaction, contract or other act.

      SIXTH: No holder of any class of shares of the Corporation shall have any pre-emptive or preferential rights to subscribe to or purchase any shares of any class of stock of the Corporation, whether now or hereafter authorized and whether unissued or in the treasury, or any obligations convertible into or exchangeable for shares of any class of stock of the Corporation, at any time issued or sold, or any rights to subscribe to or purchase any thereof.

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      SEVENTH: The Board of Directors is hereby authorized to fix and determine and to vary the amount of working capital of the Corporation, to determine whether any, and, if any, what part of its surplus, however created or arising, shall be used or disposed of or declared in dividends, or paid to shareholders, and, without action by the shareholders, to use and apply such surplus, or any part thereof, at any time, or from time to time, in the purchase or acquisition of shares of any one class or combination of classes of shares, voting trust certificates for shares, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness of the Corporation or any other securities of the Corporation, to such extent or amount and in such manner and upon such price and other terms as the Board of Directors shall deem expedient.

      EIGHTH: Any and every statute of the State of Ohio hereafter enacted whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation, shall apply to the Corporation and shall be binding not only upon the Corporation but upon every shareholder of the Corporation to the same extent as if such statute had been in force at the date of the filing of these Amended and Restated Articles of Incorporation in the office of the Secretary of State.

      NINTH: Notwithstanding any provision of the laws of the State of Ohio to the contrary, no Director of the Corporation (other than a Director who is also an employee of the Corporation or one of its subsidiaries) shall be liable for usurping a corporate opportunity from the Corporation unless the knowledge or information relating to such corporate opportunity (i) was discovered by the Director through meetings in which such Director participated in his or her role as a Director of the Corporation or (ii) was discovered by the Director from the Corporation or its Directors, officers, employees, agents or advisors. No amendment or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation with respect to any corporate opportunities of which such Director becomes aware prior to such amendment or repeal.

      TENTH: These Amended and Restated Articles of Incorporation supersede the existing Articles of Incorporation of the Corporation and any and all subsequent amendments thereto.

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                            CERTIFICATE OF AMENDMENT
                         BY SHAREHOLDERS TO ARTICLES OF
                         NATIONAL INTERSTATE CORPORATION

                                     741317
                                 Charter Number

Michael A. Schroeder, who is the Secretary of the above named Ohio corporation organized for profit, does hereby certify that a meeting of the shareholders was duly called and held on _________, 2004, at which meeting a quorum of the shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the corporation, the following resolution to amend the articles was adopted:

      RESOLVED, that the Amended and Restated Articles, which have been drafted and presented to the Shareholders of the Corporation as Exhibit A, attached hereto, be, and they hereby are, adopted as the Amended and Restated Articles of the Corporation, and the same be, and they hereby are, incorporated into the proceedings of the Corporation.

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the corporation, has hereunto subscribed his name on ______________.

                                   _____________________________________________
                                   Name: Michael A. Schroeder
                                   Title: Vice President, Secretary and General
                                          Counsel